Execution Version

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (“Agreement”) is entered into and effective as of December 30, 2009 (“Effective Date”), by and among Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), and Socius Capital Group, LLC, a Delaware limited liability company, dba Socius Special Situations Capital Group, LLC (including its designees, successors and assigns, “Investor”).

RECITALS

A.           The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase from the Company, from time to time as provided herein, up to $5,000,000.00 of shares of Series D Preferred Stock; and

B.           The offer and sale of the Securities provided for herein are being made without registration under the Act, in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases of Securities to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement:  (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this ARTICLE 1:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.  With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will  be deemed to be an Affiliate.

“Agreement” means this Preferred Stock Purchase Agreement.

“Bloomberg” means Bloomberg Financial Markets.

“Change in Control” has the meaning set forth within the definition of Fundamental Transaction, below.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit B.

“Closing” means any one of (i) the Commitment Closing and (ii) each Tranche Closing.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Investor.  If the Company and Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commitment Closing” has the meaning set forth in Section 2.2.

“Commitment Fee” means a non-refundable fee of $250,000.00 (5.0% of the Maximum Placement), payable by the Company to Investor in consideration of Investor’s commitment to fund the investment contemplated by this Agreement.  The Commitment Fee is payable as follows: On the Effective Date, the Company will issue to Investor a stock certificate evidencing shares of Common Stock equal in value to $250,000.00, with such valuation based upon 82% of the volume-weighted average price (VWAP) of the Common Stock for the five Trading Days preceding the Effective Date.  On the first Tranche Closing Date, the Commitment Fee shall be paid in cash, by offset from the proceeds of the first Tranche, and the shares shall be returned to the Company.  However, if the Commitment Fee has not been paid by the earlier of (i) the six-month anniversary of the Effective Date, or (ii) the date that the Registration Statement is declared effective by the SEC, whether because the first Tranche Closing has not occurred or for any other reason, the shares will be retained by Investor as final payment of the Commitment Fee and as part of such final payment the Company shall issue any additional shares necessary, or the Investor shall return to the Company for cancellation any excess shares necessary, to make the value of the Commitment Fee Shares equal to (i) the total Commitment Fee, divided by (ii) the then-applicable Commitment Share VWAP Price, with such valuation computed as of the date the Commitment Fee first becomes payable.

“Commitment Fee Shares” means any shares of Common Stock issued to Investor in payment of the Commitment Fee.

“Commitment Share VWAP Price” means the lower of (1) 82% of the VWAP of the Common Stock for the five Trading Days immediately preceding the Effective Date, or (2) 82% of the VWAP of the Common Stock for the five Trading Days immediately preceding the date of release of the Commitment Fee Shares to Investor.

“Common Shares” includes the Warrant Shares and any Commitment Fee Shares.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company Termination” has the meaning set forth in Section 3.2.

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for and actively and/or regularly trading on a Trading Market, or is suspended or delisted with respect to the trading of the shares of Common Stock on a Trading Market.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference.  The Disclosure Schedules shall contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Common Shares or other shares of Common Stock issued or issuable to Investor or any Affiliate, successor or assign of Investor pursuant to any of the Transaction Documents after the Registration Statement covering such shares is declared effective, all of which shall be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit C or in such other form agreed upon by the parties.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means and shall be deemed to have occurred at such time upon any of the following events:

(i)           a consolidation, merger or other business combination or event or transaction, except for the transactions set forth on Schedule A to the Disclosure Schedule, following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company (a “Change in Control”);

(ii)          the sale or transfer of all or substantially all of the Company’s assets, other than in the ordinary course of business; or

(iii)         a purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by each of the Company’s officers, directors and beneficial owners of 10% or more of the Common Stock, precluding each such Person from participating in any sale of the Common Stock from the Tranche Notice Date through the Tranche Closing Date.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.

“Maximum Placement” means $5,000,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, the Maximum Placement less the amount of any previously noticed and funded Tranches.

 “Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E or in such other form agreed upon by the parties, to be delivered in connection with the Commitment Closing and any Tranche Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series D Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Prospectus” includes each prospectus and prospectus supplement (within the meaning of the Act) related to the sale or offering of any Common Shares, including without limitation any prospectus or prospectus supplement contained within the Registration Statement.

“Registration Statement” means a valid, current and effective registration statement registering for resale the shares of Common Stock to be issued as Warrant Shares and Commitment Fee Shares hereunder, and except where the context otherwise requires, means such registration statement, as amended, including (i) all documents filed as a part thereof or incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the SEC in connection with such registration statement, to the extent such information is deemed under the Act to be part of such registration statement.

“Regulation D” means Regulation D promulgated under the Act.

“Required Approval” means any approval of the Trading Market or the Company’s stockholders required to be obtained by Company prior to issuing the Securities pursuant to any applicable rules of the Trading Market.

“Required Tranche Documents” has the meaning set forth in Section 2.3(e).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Rule 144 Eligible” means eligible for immediate resale under Rule 144 without limitation on the amount of securities sold under Rule 144(e) and without  requiring discharge by payment in full of any promissory notes given to the Company prior to the sale of the securities under Rule 144(d)(2)(iii).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” includes all reports required to be filed by the Company under the Act and/or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) and for the period in which this Agreement is in effect.

“Securities” includes the Warrant, the Common Shares and the Preferred Shares issuable pursuant to this Agreement.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination” has the meaning set forth in Section 3.1.

“Termination Date” means the earlier of (i) the date that is the two-year anniversary of the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Tranche” has the meaning set forth in Section 2.3(a).

“Tranche Amount” means the amount of any individual purchase of Preferred Shares under this Agreement, as specified by the Company, and shall not exceed the Maximum Tranche Amount.

“Tranche Closing” has the meaning set forth in Section 2.3(f)(iv).

“Tranche Closing Date” has the meaning set forth in Section 2.3(f)(i).

“Tranche Notice” has the meaning set forth in Section 2.3(b).

“Tranche Notice Date” has the meaning set forth in Section 2.3(b).

“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.

“Tranche Share Price” means $10,000.00 per Preferred Share.  The Company may not issue fractional Preferred Shares.

“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche.  For the Maximum Placement, the Company shall issue 1,000 Preferred Shares to Investor.

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC or any successor transfer agent for the Common Stock.

“Use of Proceeds Certificate” means a certificate, in substantially the form attached as Exhibit F, signed by an officer of the Company, setting forth how the Tranche Purchase Price will be applied by the Company.

“VWAP” means, for any date, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on the Trading Market (price multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the Trading Market for such date, or the nearest preceding Trading Day.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Warrant” means the warrant issuable under this Agreement, in the form attached hereto as Exhibit A, to purchase shares of Common Stock with an aggregate exercise price equal to 135.0% of the Maximum Placement (subject to adjustment as set forth therein).

ARTICLE 2
PURCHASE AND SALE

2.1          Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this ARTICLE 2:

(a)           Investor hereby agrees to purchase such amounts of Preferred Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Tranches pursuant to Section 2.3 below; and

(b)           The Company agrees to pay the Commitment Fee and to issue the Preferred Shares, the Common Shares, the Commitment Fee Shares, and the Warrant to Investor as provided herein.

2.2          Investment Commitment

(a)           Investment Commitment. The closing of this Agreement (the “Commitment Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Commitment Closing set forth in Section 2.2(c) have been met.

(b)           Commitment Fee Shares.

(i)           As a condition to the Commitment Closing, on the Effective Date the Company shall issue to Investor, as an estimate of the maximum number of Commitment Fee Shares to which Investor may become entitled under this Agreement, 10,000,000 Commitment Fee Shares.  The Commitment Fee Shares shall be evidenced by a stock certificate titled in the name of Investor or its designee.  The stock certificate shall bear a legend substantially in the form set forth in Section 5.1(b) hereof and, at the Company’s option, an additional legend indicating that such shares are subject to the contractual restrictions set forth in this Agreement.

(ii)          If the Company fails to pay the Commitment Fee in cash by offset from the proceeds of the first Tranche Amount on the first Tranche Closing Date for any reason, then on the date that the Commitment Fee first becomes payable the legends shall be removed from the stock certificate evidencing the Commitment Fee Shares.  If necessary to make the aggregate number of shares delivered to Investor equal to the total Commitment Fee divided by the then-applicable Commitment Share VWAP Price, on the date the Commitment Fee is first payable the Company shall deliver to Investor either (A) if more shares are required, a second legend-free certificate for the balance of the required shares, or (B) if less shares are required, a legend-free replacement certificate for the total required number of shares and, in such case, the original certificate shall be returned to the Company for cancellation.

(iii)        Notwithstanding clause (ii) above, if by the earlier of (i) the six-month anniversary of the Effective Date, or (ii) the date that the Registration Statement is declared effective by the SEC the Commitment Fee has not yet been paid (whether because the first Tranche Closing has not yet occurred or for any other reason), then on such date the legend shall be removed from the certificate for the Commitment Fee Shares.  If necessary to make the aggregate number of shares delivered to Investor equal to the total Commitment Fee divided by the then-applicable Commitment Share VWAP Price, on the date the Commitment Fee is first payable the Company shall deliver to Investor either (A) if more shares are required, a second legend-free certificate for the balance of the required shares, or (B) if less shares are required, a legend-free replacement certificate for the total required number of shares and, in such case, the original certificate shall be returned to the Company for cancellation.

(iv)         A total of 10,000,000 shares of Common Stock shall be included in the Registration Statement for potential use by the Company in satisfaction of the Commitment Fee.  Any such shares that are registered for resale but are not used in payment of the Commitment Fee shall be cancelled by the Company.  Prior to the date (if any) that Investor is entitled to receive legend-free certificates, neither Investor nor the Company shall be entitled to sell, pledge, assign or otherwise transfer any of the Commitment Fee Shares.

(c)           Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following (the “Conditions to Commitment Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(i)           the following documents shall have been delivered to Investor:  (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and (y) a copy of the Company’s current Articles of Incorporation and other governing documents; (C) the Certificate of Designations executed by the Company and filed with the Delaware Secretary of State; (D) the Opinion; and (E) a copy of (1) the Company’s press release (if any) announcing the transactions contemplated by this Agreement; and (F) a copy of the Company’s Current Report on Form 8-K, as filed with the SEC, describing the transaction contemplated by, and attaching a complete copy of, the Transaction Documents;

(ii)         other than for losses incurred in the ordinary course of business, there has not been any Material Adverse Effect on the Company since the date of the last SEC Report filed by the Company, including but not limited to incurring material liabilities;

(iii)        the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iv)         the Warrant to purchase shares of Common Stock with an aggregate exercise price equal to 135.0% of the Maximum Placement (subject to adjustment as set forth therein) shall have been delivered to Investor;

(v)          the Commitment Fee Shares shall have been delivered into escrow; and

(vi)         any Required Approval has been obtained.

(d)           Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following Investor’s receipt of a validly delivered Tranche Notice, Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Share Amount, in the manner described below.

2.3          Tranches to Investor

(a)           Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time beginning on the effective date of the Registration Statement, the Company may, in its sole and absolute discretion, elect to exercise one or more individual purchases of Preferred Shares under this Agreement (each a “Tranche”) according to the following procedure.

(b)           Delivery of Tranche Notice.  The Company shall deliver an irrevocable written notice (the “Tranche Notice”), in the form attached hereto as Exhibit G, to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”).  A Tranche Notice delivered by the Company to Investor by 4:30 p.m. Eastern time on any Trading Day shall be deemed delivered on the same day.  A Tranche Notice delivered by the Company to Investor after 4:30 p.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, shall be deemed delivered on the next Trading Day.  The date that the Tranche Notice is deemed delivered is the “Tranche Notice Date”.  Each Tranche Notice shall be delivered via facsimile or electronic mail, with confirming copy by overnight carrier, in each case to the address set forth in Section 6.2.  Except for the first Tranche Closing, the Company may not give a Tranche Notice unless the Tranche Closing for the prior Tranche has occurred or has been cancelled by the Company pursuant to Section 2.3(g).

(c)           Warrant.  On each Tranche Notice Date, that portion of the Warrant equal to 135% of the Tranche Amount shall vest and become exercisable, and such vested portion may be exercised at any time on or after such Tranche Notice Date.  Any portion of the Warrant that becomes exercisable in connection with the delivery of the Tranche Notice and is exercised by Investor in accordance with Section 1.1 of the Warrant shall be deemed exercised (i) on the applicable Tranche Notice Date, if the Company receives the Exercise Delivery Documents from Investor by 6:30 p.m. Eastern time on the Tranche Notice Date, or (ii) on the next Trading Day, if the Company receives the Exercise Delivery Documents from Investor after 6:30 p.m. Eastern Time on the applicable Tranche Notice Date or on any subsequent date.

(d)           Conditions Precedent to Right to Deliver a Tranche Notice.  The right of the Company to deliver a Tranche Notice is subject to the satisfaction (or written waiver by Investor in its sole discretion), on the date of delivery of such Tranche Notice, of each of the following conditions:

(i)           the Common Stock (including without limitation any shares of Common Stock that may be issued to Investor in payment of the Commitment Fee) shall be listed for and currently trading on the Trading Market, and to the Company’s knowledge there is no notice of any suspension or delisting with respect the trading of the shares of Common Stock on such Trading Market;

(ii)          the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as if made on such date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties shall be true and correct as of such particular date), and no default shall have occurred under this Agreement, or any other agreement with Investor or any Affiliate of Investor, or any other Material Agreement, and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iii)        other than losses incurred in the ordinary course of business, there has been no Material Adverse Effect on the Company since the Commitment Closing;

(iv)         the Company is not, and will not be as a result of the applicable Tranche, in default of this Agreement, any other agreement with Investor or any Affiliate of Investor, or any other Material Agreement;

(v)           there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in this Agreement or any other Transaction Document, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or, to the Company’s knowledge threatened, by any person (other than Investor or any Affiliate of Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement;

(vi)         all Common Shares shall have been timely delivered at the times provided for in this Agreement, including all Warrant Shares issuable pursuant to any Exercise Notice delivered to Company prior to the Tranche Notice Date;

(vii)        all previously-issued and issuable Warrant Shares and (except with respect to the first Tranche Closing) all previously issued and issuable Commitment Fee Shares are DWAC Shares, are DTC eligible, and can be immediately converted into electronic form without restriction on resale;

(viii)      Company is in compliance with all requirements to maintain its then-current listing on the Trading Market;

(ix)         Company has a current, valid and effective Registration Statement permitting the lawful resale of all previously-issued and issuable Common Shares (including without limitation all Warrant Shares issuable upon exercise of the Warrant delivered in connection with such Tranche and any Commitment Fee Shares);

(x)          Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor, including without limitation all Warrant Shares issuable upon exercise of the Warrant issued in connection with such Tranche;

(xi)         Company has provided notice of its delivery of the Tranche Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement;

(xii)        the aggregate number of Warrant Shares issuable upon exercise of the Warrant issued on the Tranche Notice Date, when aggregated with all other shares of Common Stock deemed beneficially owned by Investor and its Affiliates (whether acquired in connection with the transactions contemplated by the Transaction Documents or otherwise), would not result in Investor owning more than 9.99% of all Common Stock outstanding on the Tranche Notice Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; and

(xiii)      for any Tranche Notice delivered after the earlier of (A) the first Tranche Closing, or (B) the six-month anniversary of the Effective Date, Investor shall have previously received the Commitment Fee.

(e)           Documents to be Delivered at Tranche Closing. The Closing of any Tranche and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to Investor of each of the following (the “Required Tranche Documents”) on or before the applicable Tranche Closing Date:

(i)           a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;

(ii)          the following executed documents:  Opinion, Officer’s Certificate and Lock-Up Agreements;

(iii)        a Use of Proceeds Certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company; provided that no portion of the Tranche Purchase Price may be used for working capital of the Company and such funds may be used only for designated investments that the Company’s Board of Directors has approved (which designated investments may include working capital for such designated investments);

(iv)         all Warrant Shares shall have been timely delivered in accordance with any Exercise Notice delivered to Company prior to the Tranche Closing Date;

(v)           all documents, instruments and other writings required to be delivered by the Company to Investor on or before the Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein; and

(vi)         payment of a $5,000.00 non-refundable administrative fee to Investor’s counsel, by offset against the Tranche Amount, or wire transfer of immediately available funds.

(f)           Mechanics of Tranche Closing.

(i)           Each of the Company and Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to Section 2.3(e) of this Agreement at or prior to each Tranche Closing. Subject to such delivery and the satisfaction of the conditions set forth in Section 2.3(c) as of the Tranche Closing Date, the closing of the purchase by Investor of Preferred Shares shall occur by 5:00 p.m. Eastern time, on the date which is 10 (ten) Trading Days following (and not counting) the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor.

(ii)          If any portion of the Warrant is exercised by Investor on or after the Tranche Notice Date and prior to or on the Tranche Closing Date (which exercise shall be effected by Investor sending the Exercise Delivery Documents to the Company in accordance with Section 1.1 of the Warrant), the Company shall send Investor an electronic copy of its share issuance instructions to the Transfer Agent and shall cause the requisite number of Warrant Shares to be credited to Investor’s account with DTC as DWAC Shares by 12:00 p.m. Eastern time on the Trading Day after the date the Company receives the Exercise Delivery Documents from Investor.  If DWAC shares are not timely credited pursuant to this Section 2.3(f)(ii), then the Tranche Closing Date shall be extended by one Trading Day for each Trading Day that such timely credit of DWAC Shares is not made.

(iii)        On or before each Tranche Closing Date, Investor shall deliver to the Company, in cash or immediately available funds, the Tranche Purchase Price to be paid for such Tranche Shares.

(iv)         The closing (each a “Tranche Closing”) for each Tranche shall occur on the date that both (i) the Company has delivered to Investor all Required Tranche Documents, and (ii) Investor has delivered to the Company the Tranche Purchase Price.

(g)           Limitation on Obligations to Purchase and Sell.  Notwithstanding any other provision, in the event the Closing Bid Price of the Common Stock during any one or more of the 9 Trading Days following the Tranche Notice Date is below 75.0% of the initial exercise price of the Warrant issued on the Effective Date, except as otherwise agreed in writing between the Company and Investor: (i) the Company may, at its option, and without penalty, terminate the Tranche Notice and decline to sell any Tranche Shares on the Tranche Closing Date; and (ii) Investor may, at its option, decline to purchase any Tranche Shares on the Tranche Closing Date.

2.4           Maximum Placement.  Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.

2.5           Share Sufficiency.  On or before the date on which any portion of the Warrant become exercisable, the Company shall have a sufficient number of duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor.

ARTICLE 3
TERMINATION

3.1           Termination.  The Investor may elect to terminate this Agreement and the Company’s right to initiate subsequent Tranches to Investor under this Agreement (each, a “Termination”) upon the occurrence of any of the following:

(a)           if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a SEC enforcement action, including without limitation such director or executive officer being sanctioned by the SEC, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b)           on any date after a Delisting Event that lasts for an aggregate of 20 Trading Days during any calendar year;

(c)           if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

(d)           the Company is in breach or default of any Material Agreement, which breach or default could have a Material Adverse Effect;

(e)           the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with Investor or any Affiliate of Investor;

(f)           upon the occurrence of a Fundamental Transaction;

(g)           so long as any Preferred Shares are outstanding, the Company effects or publicly announces its intention to create a security senior to the Series D Preferred Stock, or substantially altering the capital structure of the Company in a manner that materially adversely affects the rights or preferences of the Series D Preferred Stock except as disclosed in this Agreement or in a schedule; and

(h)           on the Termination Date.

3.2           Company Termination.  The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement and its right to initiate future Tranches by providing thirty (30) days advance written notice (“Termination Notice”) to Investor.

3.3           Effect of Termination.  Except as otherwise provided herein, the termination of this Agreement will have no effect on any Common Shares, Preferred Shares, Commitment Fee Shares, Warrant, Warrant Shares, or DWAC Shares previously issued, delivered or credited, or on any then-existing rights of any holder thereof; provided, however, upon termination of this Agreement, any outstanding but unexercised portions of the Warrant shall be automatically cancelled.  Notwithstanding any other provision of this Agreement and regardless of whether the first Tranche has closed, the Commitment Fee is payable despite any termination of this Agreement and all fees paid to Investor or its counsel are non-refundable.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, Investor as of each Closing:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Section 4.1(a) to the Disclosure Schedule.  All entities with which the Company is presently in discussion with regarding a potential acquisition or similar transaction are set forth under Section 4.1(a) to the Disclosure Schedule.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than the filing of the Certificate of Designations.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, articles of association, bylaws, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designations and required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or (if not yet required to be filed) shall be, timely filed.

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of the Transaction Documents, based on the then-anticipated exercise prices of the Warrant.

(g)           Capitalization.  The capitalization of the Company is as described in the Company’s most recently filed periodic SEC Report.  There are no shares of Series A Preferred Stock or Series B  Preferred Stock issued or outstanding.  Other than as set forth in Section 4.1(g) to the Disclosure Schedule, the Company has not issued any capital stock since such filing.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth in the SEC Reports or on Section 4.1(g) to the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  Except as set forth in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth on Section 4.1(h) to the Disclosure Schedule, the Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such SEC Reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and on Section 4(i) to the Disclosure Schedule, (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans as disclosed in the SEC Reports.  The Company does not have pending before the SEC any request for confidential treatment of information.

(j)           Litigation.  Except as specifically disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case under clauses (i)-(iii) above as could not have a Material Adverse Effect.

(m)           Regulatory Permits.  The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and each Subsidiary are in compliance.

(o)           Patents and Trademarks.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or each Subsidiary.

(p)           Insurance.  The Company and each Subsidiary are insured as needed by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing.  The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal accounting controls or its disclosure controls and procedures or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal accounting controls or its disclosure controls and procedures.

(s)           Certain Fees.  Except for the payment of the Commitment Fee, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

(t)           Private Placement. Assuming the accuracy of Investor representations and warranties set forth in Section 4.2, no registration under the Act is required for the offer and sale of the Securities by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  No Person (other than Investor pursuant to the Transaction Documents) has any right to cause the Company to effect the registration under the Act of any securities of the Company.

(w)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(y)           Disclosure; Non-Public Information.  Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by the Company pursuant to Section 2.2(c)(i), and notwithstanding any other provision in this Agreement or the other Transaction Documents, neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits, Appendices and Schedules hereto, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that neither Investor nor any Affiliate of Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively to the Company or the shareholders of the Company or to any other Person who is the source of material non-public information regarding the Company.  No information contained in the Disclosure Schedules constitutes material non-public information.  There is no adverse material information regarding the Company that has not been publicly disclosed.  The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(aa)           Financial Condition.  Based on the financial condition of the Company as of the date of the Commitment Closing:  the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and capital availability thereof.  Except as set forth on Section 4(aa) to the Disclosure Schedule, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Commitment Closing.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  In connection with the transactions contemplated by the Transaction Documents, the Company (i) did not and does not have any intent to hinder, delay, or defraud any of its creditors, (ii) had a valid business reason for such transactions, (iii) received new value therefor and consideration therefor constituting reasonably equivalent value and fair market value consideration, and (iv) was not rendered insolvent by such transactions and, after giving effect to such transactions, is able to pay its debts as they mature.

(bb)           Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(cc)           No General Solicitation or Advertising.  Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

(dd)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)           Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities.  The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(ff)           Accountants.  The Company’s accountants are set forth in the SEC Reports and such accountants are an independent registered public accounting firm as required by the Act.

(gg)         No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers, except for any past-due amounts that may be owed in the ordinary course of business.

(hh)         Registration Statements and Prospectuses.

(i)           The offer and sale of the Common Shares as contemplated hereby complies with the requirements of Rule 415 under the Act.

(ii)         The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

(iii)        The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Common Shares contemplated by any Registration Statement filed or to be filed, without taking into account any determination by the SEC pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer.”

(ii)           Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. The Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

4.2          Representations and Warranties of Investor. Investor hereby represents and warrants as of the Effective Date as follows:

(a)           Organization; Authority.  Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor.  Each Transaction Document to which it is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Investor Status.  At the time Investor was offered the Securities, it was, and at the Effective Date it is an “accredited investor” as defined in Rule 501(a) under the Act.

(c)           Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)           General Solicitation.  Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

5.1          Transfer Restrictions

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than (i) pursuant to an effective Registration Statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Investor, or (iv) in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of Luce Forward Hamilton & Scripps LLP (“Luce Forward”), or other counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Act.

(b)           Investor agrees to the imprinting, so long as is required by this Section 5.1, of the following legend, or substantially similar legend, on any certificate evidencing Securities other than DWAC Shares:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a Registration Statement, or when any Common Shares are eligible for sale under Rule 144.  Company further acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

5.2           Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.4           Securities Laws Disclosure; Publicity.  The Company shall timely file a Current Report on Form 8-K as required by this Agreement, and in the Company’s discretion shall file a press release, in each case reasonably acceptable to Investor, disclosing the material terms of the transactions contemplated hereby.  The Company and Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as contained in the Current Report on Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the Common Shares are registered, (iii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

5.5           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes or reasonably should believe constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  On and after the Effective Date, neither Investor nor any Affiliate Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the shareholders of the Company, or to any other Person who is the source of material non-public information regarding the Company.  The Company understands and confirms that Investor shall be relying on the foregoing in effecting transactions in securities of the Company.

5.7         Reimbursement.  If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Securities under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter.  The reimbursement obligations of the Company under this Section 5.7 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person.  The Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

5.8         Indemnification of Investor

(a)           Company Indemnification Obligation.  Subject to the provisions of this Section 5.8, the Company will indemnify and hold Investor and any Warrant holder, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (iii)  any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (iv) any untrue statement or alleged untrue statement of a material fact included in any Prospectus ( or any amendments or supplements to any Prospectus ), in any free writing prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or in any Prospectus together with any combination of one or more of the  free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Indemnification Procedures.  If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties.  The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents.

5.9         Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.10       Limited Standstill.  The Company will deliver to Investor on or before each Tranche Closing Date, and will honor and enforce, and will take reasonable actions to assist Investor in enforcing, the provisions of, the Lock-Up Agreements with the Company’s officers, directors and beneficial owners of 10% or more of the Common Stock.

5.11       Prospectus Availability and Changes.  The Company will make available to Investor upon request, and thereafter from time to time will furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver  a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Common Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

The Company will advise Investor promptly of the happening of any event within the time during which a Prospectus is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, during such period, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

5.12       Required Approval.  No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by any Trading Market or Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained.  Company shall use best efforts to obtain any required approval as soon as possible.

5.13       Activity Restrictions.  For so long as Investor or any of its Affiliates holds any Preferred Shares, Commitment Fee Shares, Warrant, Warrant Shares, or DWAC Shares, neither Investor nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.13.

5.14       Registration Statements and Prospectuses.

(a)           The Company will use its best efforts to file within 45 calendar days after the Effective Date (or as soon as possible thereafter), to cause to become effective as soon as possible thereafter, and to remain effective until all Common Shares have been sold or are Rule 144 Eligible, a Registration Statement for the resale of all Common Shares issued hereunder (including without limitation all Warrant Shares underlying the Warrant and any Common Shares that may be issued to Investor in payment of the Commitment Fee).  Each Registration Statement shall comply when it becomes effective, and, as amended or supplemented, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Common Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Common Shares, will comply, in all material respects, with the requirements of the Act.

(b)           Each Registration Statement, as of its respective effective time, will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)          Each Prospectus will comply, as of its date and the date it  will be filed with the SEC,  and, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Common Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Common Shares, will comply, in all material respects, with the requirements of the Act.

(d)          At no time during the period that begins on the date a Prospectus is filed with the SEC and ends at the time a Prospectus is no longer required by the Act to be delivered in connection with any sale of Common Shares will any such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          Each Registration Statement will meet, and the offering and sale of the Common Shares as contemplated hereby will comply with, the requirements of Rule 415 under the Act.

(f)           The Company will not, directly or indirectly, use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

(g)          The Company will not be an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Common Shares contemplated by any Registration Statement that is filed, without taking into account any determination by the SEC pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer.”

5.15       Investor Due Diligence.  Investor shall have the right and opportunity to conduct due diligence, at its own expense, with respect to any Registration Statement or Prospectus in which the name of Investor or any Affiliate of Investor appears.

ARTICLE 6
MISCELLANEOUS

6.1         Fees and Expenses.  Except for the $20,000.00 non-refundable document preparation fee previously paid by the Company to counsel for Investor, the receipt of which is hereby acknowledged, the $5,000.00 non-refundable administrative fee payable to counsel for Investor at each Tranche Closing, the $5,000.00 non-refundable fee payable to counsel for Investor with respect to the exchange transaction described in Section 5.16, or as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company acknowledges and agrees that Luce Forward solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any.

6.2           Notices.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

6.5           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent shall not be unreasonably withheld or delayed.  Investor may assign any or all of its rights under this Agreement (a) to any Affiliate, or (b) to any Person to whom Investor assigns or transfers any Securities.

6.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.8.

6.7           Governing Law; Dispute Resolution.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan,  for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8           Survival.  The representations and warranties contained herein shall survive the Closing and the delivery and exercise of the Securities.

6.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13         Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

6.15         Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.16         Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.17         Entire Agreement.  This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YASHENG ECO-TRADE CORPORATION

By:	/s/
Name: Yossi Attia
Title:   CEO

SOCIUS SPECIAL SITUATIONS CAPITAL GROUP, LLC

By:	/s/
Name:
Title:

Addresses for Notice

To Company:

Yasheng Eco-Trade Corporation
1061-1/2 Spaulding Avenue
West Hollywood, California 90046
Attention: Yossi Attia, CEO
Fax No.:  (323) 822-1784
Email:  yossi@asholdings.com

with a copy to:

Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Attention: Stephen M. Fleming
Fax No.: (516) 977-1209
Email: smf@flemingpllc.com

To Investor:

Socius Special Situations Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
Fax No.:  (310) 444-5300
Email: info@sociuscg.com

with a copy to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, California 90017
Attention:  John C. Kirkland, Esq.
Fax No.:  (213) 452-8035
Email:  jkirkland@luce.com

Exhibit A

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Yasheng Eco-Trade Corporation

Warrant To Purchase Common Stock

Warrant No.: 2009-1	Issuance Date: December 30, 2009

Number of Warrant Shares:  306,818,182

Initial Exercise Price:  $0.022 per share

Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Socius CG II, Ltd., a Bermuda exempted company, the holder hereof or its designees or assigns (“Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company, at the Exercise Price then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrant to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times after issuance of the Warrant and until 11:59 p.m. Eastern time on the fifth anniversary of the Tranche Notice Date for each applicable Warrant Tranche, subject to acceleration pursuant to Section 3.3 hereof, that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above and as adjusted herein (the “Warrant Shares”); provided, however, that this Warrant may only be exercised, from time to time, for that number of shares of Common Stock equal to 135% of the cumulative amount of Tranche Purchase Prices under Tranche Notices delivered prior to or on the date of exercise.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in ARTICLE 13 hereof.

This Warrant is issued pursuant to the Preferred Stock Purchase Agreement dated December 30, 2009, by and among the Company and the investor referred to therein (the “Purchase Agreement”).

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This Warrant shall consist of and be exercisable in tranches (each, a “Warrant Tranche”), with a separate tranche being created upon each delivery of a Tranche Notice under the Purchase Agreement.  Each Warrant Tranche will grant to the Holder the right, for a five-year period commencing on the applicable Tranche Notice Date, to exercise the Warrant and purchase up to a number of shares of Common Stock with an Aggregate Exercise Price equal to 135% of the Tranche Purchase Price for the applicable Tranche Notice.  Attached to this Warrant is a schedule (the “Warrant Tranche Schedule”) that sets forth the issuance date, the number of Warrant Shares, and the Exercise Price for each Warrant Tranche.  The Warrant Tranche Schedule shall be updated by the Company, with an updated copy provided to the Holder, promptly following each exercise of this Warrant.  No portion of this Warrant shall vest or be exercisable except under the Warrant Tranches.

ARTICLE 1
EXERCISE OF WARRANT.

1.1         Mechanics of Exercise.

1.1.1          Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice to the Company, in the form attached hereto as Appendix 1 (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), with such payment made, at Investor’s option, (x) in cash or by wire transfer of immediately available funds, (y) by the issuance and delivery of a recourse promissory note substantially in the form attached hereto as Appendix 2 (each, a “Recourse Note”), or (z) if applicable, by cashless exercise pursuant to Section 1.3.

1.1.2          The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

1.1.3          On the Trading Day on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”) from the Holder by 6:30 p.m. Eastern time, or on the next Trading Day if the Exercise Delivery Documents are received after 6:30 p.m. Eastern time or on a non-Trading Day (in each case, the “Exercise Delivery Date”), the Company shall transmit (i) a facsimile acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder, and (ii) an electronic copy of its share issuance instructions to the Holder and to the Company’s transfer agent (the “Transfer Agent”), with such transmissions to comply with the notice provisions contained in Section 6.2 of the Purchase Agreement, and shall instruct and authorize the Transfer Agent to credit such aggregate number of freely-tradable Warrant Shares to which the Holder is entitled to receive upon such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program through its Deposit Withdrawal Agent Commission (DWAC) system, with such credit to occur no later than 12:00 p.m. Eastern Time on the Trading Day following the Exercise Delivery Date, time being of the essence; provided, however, that if the Warrant Shares are not credited as DWAC Shares by 12:00 p.m. Eastern Time on the Trading Day following the Exercise Delivery Date, then the Tranche Closing Date applicable to the Exercise Notice shall be extended by one Trading Day for each Trading Day that timely credit of DWAC Shares is not made.

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1.1.4          Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account.  Any Warrant delivered in connection with a Tranche Notice and exercised by Holder shall be deemed exercised (i) on the Tranche Notice Date, if exercised by 6:30 p.m. Eastern time on the Tranche Notice Date, or (ii) on the next Trading Day, if exercised by Investor after 6:30 p.m. Eastern Time on the Tranche Notice Date or on any other date, in each case with Holder deemed to be a holder of record as of such date.

1.1.5          If this Warrant is exercised and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon such exercise, then the Company shall, as soon as practicable and in no event later than one Trading Day after such exercise, update the Tranche Exercise Schedule to reflect the revised number of Warrant Shares for which this Warrant is then exercisable and deliver a copy of the updated Tranche Exercise Schedule to the Holder.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2         Adjustments to Exercise Price and Number of Shares.  In addition to other adjustments specified herein, the Exercise Price of this Warrant and the number of shares of Common Stock issuable upon exercise shall be adjusted as follows:

1.2.1          Exercise Price.  The “Exercise Price” per share of Common Stock underlying this Warrant, subject to further adjustment as provided herein, shall be as follows: (i) with respect to the portion of this Warrant issued on the Effective Date and until the first Tranche Notice Date, the amount per Warrant Share set forth on the face of this Warrant, which is equal to Closing Bid Price for the Common Stock on the Trading Day prior to the Effective Date, and (ii) with respect to the portion of this Warrant that becomes exercisable on any Tranche Notice Date (including the first Tranche Notice Date), an amount per Warrant Share equal to the Closing Bid Price of a share of Common Stock on such Tranche Notice Date.

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1.2.2          Number of Shares.  The number of Warrant Shares underlying this Warrant and each Warrant Tranche, subject to further adjustment as provided herein, shall be as follows: (i) with respect to the portion of this Warrant issued on the Effective Date and until the first Tranche Notice Date, the number of shares set forth on the face of this Warrant, which is a number of shares of Common Stock equal to the Maximum Placement multiplied by 135%, with the resulting sum divided by the Closing Bid Price of a share of Common Stock on the Trading Day prior to the Effective Date, and (ii) with respect to the portion of this Warrant issued on any Tranche Notice Date including the first Tranche Notice Date, a number of shares equal to the Tranche Purchase Price set forth in the applicable Tranche Notice multiplied by 135%, with the resulting sum divided by the Closing Bid Price of a share of Common Stock on the Tranche Notice Date.  For example, if the Tranche Purchase Price is $1,000,000 and the Closing Bid Price is $0.50, then the number of Warrant Shares underlying that Warrant Tranche shall be $1,000,000 x 135% = $1,350,000 divided by $0.50 = 2,700,000 shares of Common Stock.  On each Tranche Notice Date, the number of Warrant Shares underlying the related Warrant Tranche shall vest and become exercisable, and the aggregate number of Warrant Shares underlying this Warrant that are currently exercisable shall automatically adjust up or down to account for the change in the number of Warrant Shares covered by the new Warrant Tranche and for any Warrant Shares issued upon any prior or simultaneous exercise of this Warrant.  If at any time the Holder reasonably believes that the number of Warrant Shares included in the Registration Statement is not sufficient to cover all exercises under this Warrant, then the Company shall amend such Registration Statement to include the additional number of Warrant Shares that may be required to provide such coverage.

1.3         Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if at any time there is not a current, valid and effective registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (B-C) x A
                                B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

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1.4           Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to credit to the Holder’s balance account with DTC, by 12:00 p.m. Eastern time on the Trading Day following the Exercise Delivery Date, the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1.1.  In addition to the foregoing, if after the Company’s receipt of an Exercise Notice the Company shall fail to timely (pursuant to Section 1.1.3 hereof) credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within one Trading Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and to issue such Warrant Shares shall terminate, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

1.5           Exercise Limitation.  Notwithstanding any other provision, at no time may the Holder (a) exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise exceeds 135.0% of the aggregate of all Tranche Purchase Prices under and in connection with all Tranche Notices delivered pursuant to the Purchase Agreement prior to the date of exercise; or (b) exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise, aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder, would result in the Holder owning more than 4.99% of all of such Common Stock as would be outstanding on the date of exercise, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, as of any date, the aggregate number of shares of Common Stock into which this Warrant is exercisable within 61 days, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by Holder and its affiliates, shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.

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1.6           Activity Restrictions.  For so long as Holder or any of its affiliates holds this Warrant or any Warrant Shares, neither Holder nor any affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1.6.

1.7           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

1.8           Insufficient Authorized Shares.  If at any time while any portion of this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the portion of the Warrant then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the portion of the Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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ARTICLE 2
ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK

If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS

3.1           Purchase Rights.  In addition to any adjustments pursuant to ARTICLE 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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3.2           Subsequent Equity Sales. In addition to any adjustments made pursuant to ARTICLE 2 above, if the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances, collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  If the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3.2 in respect of an Exempt Issuance, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Purchase Agreement. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3.2, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

3.3           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.3 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of this Warrant in exchange for such Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction; provided, however, that in the event the Fundamental Transaction involves the issuance of cash or freely tradable securities by an issuer listed on the New York Stock Exchange or the Nasdaq Stock Market, then the ability to exercise this Warrant shall expire on the consummation of that Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section 3.3  shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

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3.4           Notwithstanding the foregoing Section 3.3, in the event of a Fundamental Transaction other than one in which the Successor Entity is a Public Successor Entity that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after the effective date of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100 day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

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ARTICLE 4
NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate or articles of incorporation, articles of association, bylaws, or any other organization documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any portion of this Warrant remains outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant then outstanding (without regard to any limitations on exercise).

ARTICLE 5
WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE 6
REISSUANCE OF WARRANTS

6.1           Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6.4), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6.4) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6.4) representing the right to purchase the Warrant Shares then underlying this Warrant.

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6.3           Exchangeable for Multiple Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6.4) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrant for fractional shares of Common Stock shall be given.

6.4           Issuance of New Warrant.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrant issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

ARTICLE 7
NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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ARTICLE 8
AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that except as set forth in this Warrant no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of this Warrant.

ARTICLE 9
GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10
CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

ARTICLE 11
DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within 2 Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 2 Trading Days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 3 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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ARTICLE 12
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE 13
DEFINITIONS

For purposes of this Warrant, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

13.1         “Bloomberg” means Bloomberg Financial Markets.

13.2         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Holder.  If the Company and Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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13.3         “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.4         “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 3.1 hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of this Warrant.

13.5         “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

13.6         “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

13.7         “DWAC Shares” means all Warrant Shares issued or issuable to Holder or any Affiliate, successor or assign of Holder pursuant to this Warrant, all of which shall be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with instructions issued to and countersigned by the Transfer Agent of the Company.

13.8         “Eligible Market” means the Trading Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board, but does not include the Pink Sheets.

13.9         “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except as a result of anti-dilution provisions therein), and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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13.10      “Fundamental Transaction” has the meaning set forth in the Purchase Agreement.

13.11      “Maximum Placement” has the meaning set forth in the Purchase Agreement.

13.12      “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.13      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.14      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

13.15      “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market.

13.16      “Required Holders” means the Holders of this Warrant representing at least a majority of shares of Common Stock underlying this Warrant as then outstanding.

13.17      “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.18      “Trading Day” means any day on which the Common Stock is traded on an Eligible Market; provided that it shall not include any day on which the Common Stock (a) is suspended from trading, or (b) is scheduled to trade on such exchange or market for less than 5 hours.

13.19      “Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

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13.20      “Tranche Closing Date” has the meaning set forth in the Purchase Agreement.

13.21      “Tranche Notice” has the meaning set forth in the Purchase Agreement.

13.22      “Tranche Notice Date” has the meaning set forth in the Purchase Agreement.

13.23      “Tranche Purchase Price” has the meaning set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

YASHENG ECO-TRADE CORPORATION

By:
Name:Yossi Attia
Title: CEO

Warrant Exercise Schedule

Exercise Date	Number of Warrant Shares	Exercise Price Per Share	Aggregate Exercise Price	Dollar Amount Remaining

APPENDIX 1

EXERCISE NOTICE

YASHENG ECO-TRADE CORPORATION

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___          Cash Exercise with respect to ____________ Warrant Shares

___          Cashless Exercise with respect to ____________ Warrant Shares

___          Recourse Note Exercise with respect to ____________ Warrant Shares

Please issue

___         A certificate or certificates representing said shares of Common Stock in the name specified below

___	Said shares in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below.

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges the foregoing Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC  to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated [_________] from the Company, and acknowledged and agreed to by the transfer agent.

YASHENG ECO-TRADE CORPORATION

By:
Name:
Title:

APPENDIX 2

FORM OF NOTE

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 20[__]

FOR VALUE RECEIVED, [_____________] (“Borrower”) promises to pay to the order of Yasheng Eco-Trade Corporation (“Lender”), at [________], or at such other place as Lender may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.           Interest.  The principal balance outstanding from time to time under this Secured Promissory Note (this “Note”), shall bear interest from and after the date hereof at the rate of 2.0% per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Payments of interest will be due on each annual anniversary of the date of this Note; provided that Borrower will not be in default hereunder for failure to make any annual interest payment when due (other than on the Maturity Date) and the amount of interest not paid when due shall be added to the principal balance of this Note and such amount will thereafter accrue interest at the rate set forth above.

2.           Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the date of this Note (“Maturity Date”); provided, however, that no payments on this Note will be due or payable so long as either (a) Lender is in default under any preferred stock purchase agreement for Series C Preferred Stock with Borrower or any Warrant issued pursuant thereto, any loan agreement or other material agreement entered into with Borrower, or (b) there are any shares of Series C Preferred Stock of Lender issued or outstanding (each, a “Non-Payment Event”).  Upon the termination or cure of any Non-Payment Event, Borrower’s obligation to pay amounts outstanding on this Note will immediately be reinstated.  Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems all or a portion of any shares of Series C Preferred Stock then held by Borrower, the proceeds of any such redemption will be applied by Borrower to pay down the accrued interest and outstanding principal of this Note and Lender will be permitted to offset the full amount of such proceeds against amounts outstanding under this Note.  All payments on this Note shall be first applied to interest, then to reduce the outstanding principal balance hereof.

3.           Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, Lender shall have full recourse to all the other assets of Borrower.  Moreover, Lender shall not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

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4.           Security

a.           Pledge.  As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Borrower hereby pledges and grants a security interest to Lender in all of Borrower’s right, title, and interest in and to all of the following, now owned or hereafter acquired or arising (together the “Collateral”):

i.           Freely tradable shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value on the date hereof at least equal to the principal amount of this Note, based upon the trading price of such securities on the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange;

ii.          all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

iii.         all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

b.           Replacement Securities.  So long as any Secured Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities, Borrower shall promptly provide replacement securities of equal or greater value than such Pledged Securities.

c.           Rights With Respect to Distributions.  So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral.  However, upon the occurrence and during the continuance of any default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender’s election.

d.           Voting Rights.  So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Collateral. However, upon the occurrence and during the continuance of any default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

e.           Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that at any time and from time to time Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral following an event of default.  In addition, following an event of default, Borrower shall deliver the Collateral, including original certificates or other instruments representing the Pledged Securities, to Lender to hold as secured party, and Borrower shall, if requested by Lender, execute a securities account control agreement.

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f.           Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 4(f) and, more broadly, this Note including, without limitation:  (i) to exercise voting and consent rights with respect to Collateral in accordance with this Note, (ii) during the continuance of any default hereunder, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Collateral or any part thereof.

5.           Additional Terms

a.           No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b.           Default.  Any one or more of the following shall constitute a “default” under this Note:  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, (iv) the transfer by Borrower of any Pledged Securities without being replaced by Pledged Securities in accordance with Section 4(b), and (iv) the levying of any attachment, execution or other process against Borrower, the Collateral or any material portion thereof.

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c.           Default Rights

i.           Upon the occurrence of any payment default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a default shall not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default.  The failure by Lender to exercise any right of acceleration as a result of a default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

ii.           Further, upon the occurrence of any material non-monetary default, following 30 days notice from Lender to Borrower specifying the default and demanded manner of cure for any non-monetary default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect.  In addition to Lender’s other rights and remedies, Borrower agrees that, upon the occurrence of default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a)           Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

(b)           If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof.

(c)           Transfer all or any part of the Collateral into Lender’s name or in the name of its nominee or nominees.

(d)           Vote all or any part of the Collateral (whether or not transferred into the name of Lender ) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii.           Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

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iv.           If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

v.           The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Secured Obligations.

d.           No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

e.           Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

f.           Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

g.           Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

h.           Entire Agreement.  This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

By:
Name:
Title:

5

Exhibit B

Certificate of Designations

YASHENG ECO-TRADE CORPORATION

CERTIFICATE OF DESIGNATIONS
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES D PREFERRED STOCK

The undersigned, Yossi Attia and Robin Ann Gorelick, hereby certify that:

1.           They are the CEO and Secretary, respectively, of Yasheng Eco-Trade Corporation, a Delaware corporation (the “Corporation”).

2.           The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which 210,087 shares are issued or outstanding.

3.           The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value per share (the Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, with face value of $10,000.00 per share, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

1.           Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as the Corporation’s Series D Preferred Stock (the “Series D Preferred Stock”) and the number of shares so designated shall be 1,000 (which shall not be subject to increase without any consent of the holders of the Series D  Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law.  Each share of Series D Preferred Stock shall have a par value of $0.001 per share.

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2.           Ranking and Voting.

a.           Ranking.  The Series D Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (i) senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”), and any other class or series of Preferred Stock of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Securities”); and (ii) junior to the Corporation’s Series C Preferred Stock, future issuances of Preferred Stock issued under Regulation S as promulgated under the Securities Act of 1933, as amended, and to all existing and future indebtedness of the Corporation.

b.           Voting.  Except as required by applicable law or as set forth herein, the holders of shares of Series D Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

3.           Dividends and Other Distributions.  Commencing on the date of the issuance of any such shares of Series D Preferred Stock (each respectively an “Issuance Date”), Holders of Series D Preferred Stock shall be entitled to receive annual dividends on each outstanding share of Series D Preferred Stock (“Dividends”), which shall accrue in shares of Series D Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date.  Accrued Dividends shall be payable upon redemption of the Series D Preferred Stock in accordance with Section 6.

a.           Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable period, compounded annually.

b.           So long as any shares of Series D Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Securities.  The Common Stock shall not be redeemed while the Series D Preferred Stock is outstanding.

4.           Protective Provision.  So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series D Preferred Stock then outstanding (voting as a class), (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series D Preferred Stock, (c) amend its certificate or articles of incorporation, articles of association, or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series D Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

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a.           A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole,  or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.  To remove any doubt, the consummation of any acquisition or similar transaction pending, as described in the Company’s quarterly report filed with the SEC on Form 10-Q for the nine months ended September 30, 2009, shall not be considered a Deemed Liquidation Event.

b.           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.

5.           Liquidation.

a.           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, the Holders of Series D Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each outstanding share of Series D Preferred Stock equal to $10,000.00 (the “Original Series D Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series D Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series D Preferred Stock are not paid in full, the holders of shares of Series D Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled

b.           After payment has been made to the Holders of the Series D Preferred Stock of the full amount of the Series D Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation’s Junior Securities in accordance with the Corporation’s Certificates of Designation and Certificate of Incorporation.

c.           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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6.           Redemption.

a.           Corporation’s Redemption Option.  Upon or after the fourth anniversary of the initial Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series D Preferred Stock, at a price per share (the “Corporation Redemption Price”) equal to 100% of the Series D Liquidation Value.

b.           Early Redemption.  Prior to redemption pursuant to Section 6(a) hereof, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series D Preferred Stock, at a price per share equal to: (i) 127% of the Series D Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial Issuance Date, (ii) 118% of the Series D Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial Issuance Date, and (iii) 109% of the Series D Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date.

c.           Mandatory Redemption.  If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation shall redeem the Series D Preferred Stock at the prices set forth in Section 6(b) including the premium for early redemption set forth therein.

d.           Mechanics of Redemption.  If the Corporation elects to redeem any of the Holders’ Series D Preferred Stock then outstanding, it shall do so by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series C Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable).

e.           Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder’s Series D Preferred Stock certificates.  Upon receipt of such Holder’s Series D Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable), to such Holder, at the Corporation’s option either (i) in cash, or (ii) by offset against any outstanding note payable from Holder to the Corporation that was issued by Holder in connection with the exercise of warrants by such Holder.

7.           Transferability. The Series D Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws.  The Corporation shall keep at its principal office, or at the offices of the transfer agent, a register of the Series D Preferred Stock.  Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

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8.           Miscellaneous.

a.           Notices.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 8 prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series D Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

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RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Amendment this 17th day of December 2009.

By:
Name:	Yossi Attia
Title:	CEO

By:
Name:	Robin Ann Gorelick
Title:	Secretary

6

Exhibit C

Transfer Agent Instructions

[Date]

Sharon Best Jhagroo – Account Executive
American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038

Re:  Yasheng Eco-Trade Corporation

Ladies and Gentlemen:

In accordance with the Preferred Stock Purchase Agreement (“Purchase Agreement”), dated December 30, 2009, by and between Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), and Socius Special Situations Capital Group, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Company may issue and deliver shares of the common stock of the Company, par value $0.001 per share (“Common Stock”), in payment of the Commitment Fee payable thereunder (the “Commitment Fee Shares”), and a warrant (the “Warrant”) to purchase additional shares of Common Stock (the “Warrant Shares”) (the Commitment Fee Shares and Warrant Shares, collectively, the “Common Shares”), this shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Fee Shares and, in the event the holder of the Warrant elects or has elected to exercise all or any portion of the Warrant, from time to time, upon surrender to you of a notice of exercise of the Warrant, the Warrant Shares. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

Specifically, this shall constitute an irrevocable instruction to you to process any notice of exercise of the Warrant in accordance with the terms of these instructions as soon as practicable. Upon your receipt of a copy of the executed notice of exercise of the Warrant, you shall use your best efforts to, within one (1) Trading Day following the date of receipt of the notice of exercise, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer is entitled upon exercise of the Warrant as set forth in the notice of exercise, or (B) provided you are participating in The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer is entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system provided the Buyer causes its bank or broker to initiate the DWAC transaction.

The Company hereby confirms that the Common Shares should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company.  If the Common Shares are certificated, the certificates shall not bear any legend restricting transfer of the shares represented thereby.

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The Company hereby confirms and you acknowledge that, in the event counsel to the Company does not issue any opinion of counsel required to issue any Common Shares free of legend, the Company authorizes you to accept an opinion of counsel from Luce Forward Hamilton & Scripps LLP.

The Company hereby confirms that no instructions other than as contemplated herein will be given to you by the Company with respect to the Common Shares. The Company hereby agrees that it shall not replace you as the Company’s transfer agent, until such time as the Company provides written notice to you and Buyer that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of this letter agreement regarding Irrevocable Transfer Agent Instructions (this “Agreement”).

The Company and you hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to the Company.

The Company and you acknowledge that the Buyer is relying on the representations and covenants made by the Company and you hereunder and that such representations and covenants are a material inducement to the Buyer to enter into the Purchase Agreement. The Company and you further acknowledge that without such representations and covenants made hereunder, the Buyer would not enter into the Purchase Agreement and purchase Securities pursuant thereto.

Each party hereto specifically acknowledges and agrees that a breach or threatened breach of any provision hereof will cause irreparable damage and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, in addition to all other rights or remedies, an injunction restraining such breach and granting specific performance of the provisions of this Agreement should issue without any requirement to show any actual damage or to post any bond or other security.

You may at any time resign as transfer agent hereunder by giving fifteen (15) days prior written notice of resignation to the Company and the Buyer. Prior to the effective date of the resignation as specified in such notice, the Company will issue to you instructions authorizing delivery of Common Shares to a substitute transfer agent selected by, and in the sole discretion of, the Company. If no successor transfer agent is named by the Company, you may apply to a court of competent jurisdiction in the State of Delaware for appointment of a successor transfer agent and for an order to deposit Common Shares with the clerk of any such court.

The Company must keep its bill current with you – if the Company is not current and is on suspension, the Buyer will have the right to pay the Company’s outstanding bill, in order for you to act upon this Agreement. If the outstanding bill is not paid by the Company or the Buyer, you have no further obligation under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

YASHENG ECO-TRADE CORPORATION

By:
Name:Yossi Attia
Title: CEO

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO:

American Stock Transfer & Trust Company, LLC

By:
Name:
Title:

3

Exhibit D

Lock-Up Agreement

[Date]

Socius Special Situations Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Preferred Stock Purchase Agreement dated as of December 30, 2009 (“Purchase Agreement”) and entered into by and among Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”) and Socius Special Situations Capital Group, LLC, a Delaware limited liability company (“Investor”), with respect to the purchase without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, of shares of the Company’s Series A Preferred Stock and related Securities.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce Investor to enter into the Purchase Agreement, the undersigned agrees that, for a period of ten Trading Days beginning on each date the Company delivers a Tranche Notice to Investor (the “Tranche Notice Date”) and ending on the Tranche Closing Date pursuant to the terms of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Investor, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement, (c) sales made pursuant to any written sales plans established prior to the date of this Lock-Up Agreement in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act or (d) exercise of options for Common Stock and the disposition (whether by sale, gift or otherwise) of Common Stock underlying such options.  Notwithstanding clause (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement; provided, however, that in the event the undersigned exercises options during the Lock-Up Period, the undersigned may not, during the Lock-Up Period, dispose of the number of shares of Common Stock underlying such exercised options equal to the number of shares of Common Stock gifted by the undersigned pursuant to this sentence during the Lock-Up Period.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

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The Company agrees to provide the undersigned with notice that the Company has delivered a Tranche Notice to Investor prior to, or simultaneous with, its delivery of the Tranche Notice to Investor.  Such notice shall provide the undersigned with the Tranche Notice Date and clearly indicate the beginning of the Lock-up Period.

Upon the termination of the Purchase Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Sincerely,

Stockholder
Print Name: Capitol Properties, LLC

Acknowledged and Agreed:

Yasheng Eco-Trade Corporation

By:
Name: Yossi Attia
Title: CEO

2

Exhibit E

Opinion

[letterhead to be inserted]

December 30, 2009

Socius Special Situations Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:: Yasheng Eco-Trade Corporation

Ladies and Gentlemen:

We are counsel to Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), in connection with the sale and issuance of (a) up to 1,000 shares of its Series D Preferred Stock, par value $0.001 per share (“Preferred Shares”), along with (b) shares (“Commitment Fee Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (c) warrants (the “Warrant”) to purchase shares of Common Stock, and (d) shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares,” and together with the Preferred Shares and the Warrant, the “Securities”), to Socius Special Situations Capital Group, LLC, a Delaware limited liability company (“Investor”), pursuant to the terms of the Preferred Stock Purchase Agreement dated as of December 30, 2009 (“Agreement”), by and between Company and Investor.  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

In reaching the opinion stated in this letter, we have reviewed originals or copies of the Agreement, the Company’s Certificate of Incorporation and Bylaws, the resolutions of the Board of Directors authorizing the Purchase Agreement and the issuance of the Securities, the Certificate of Designations for the Preferred Shares, and such other documents, corporate records, certificates and matters of law as we have considered relevant.

In rendering the opinions set forth in this opinion letter, we assume the following:

a.	the legal capacity of each natural person and the legal existence of all parties other than the Company to the transactions referred to in the Agreement;

b.
the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

c.
the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

d.	the transactions referred to in the Agreement have been consummated;

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e.	the genuineness of all signatures and the completeness of each document submitted to us;

f.	that the addressees have acted in good faith, without notice of adverse claims, and have complied with all laws applicable to them that affect the transactions referred to in the Agreement;

g.	that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law; and

h.	that with respect to the Agreement and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress.

As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

1.           Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.           The Securities are duly authorized, the Preferred Shares, Commitment Fee Shares and Warrant are, and when issued in accordance with the terms and conditions of the Agreement the Warrant Shares will be, validly issued, fully paid and non-assessable.  To the best of our knowledge, the issuance of the Securities will not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.

3.           Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver each of the Securities.

4.           The execution, delivery and performance of the Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of Company, and have been duly executed and delivered by Company.

5.           The execution and delivery of the Transaction Documents by Company does not, and Company’s performance of its obligations thereunder will not (a) violate the certificate or articles of incorporation, articles of association, bylaws, or other organizational or governing documents of Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to Company or its properties or assets and which could have a material adverse effect on Company’s business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Agreement, or (c) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except as have been, or will be, made or obtained.

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These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

A.           We have assumed the genuineness of all signatures, the authenticity of the Agreement submitted to us as originals, the conformity with originals of  the Agreement submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of the Agreement (except the due authorization, execution and delivery by the Company of the Agreement).

B.           We have assumed that each of the parties to the Agreement other than the Company (the “Other Parties”) has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Agreement.  Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of the Agreement by each of the Other Parties, and that the Agreement are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.

C.           Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter or who performed work for the Company in connection with the Agreement (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.
D.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

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We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York and the federal laws of the United States of America.  In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a good standing certificate issued by the Secretary of State of Delaware on December __, 2009.

This opinion is given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

Very truly yours,

[___________________________]

By:

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Exhibit F

Use of Proceeds Certificate

YASHENG ECO-TRADE CORPORATION

USE OF PROCEEDS CERTIFICATE

The undersigned, Yossi Attia and Robin Ann Gorelick, hereby certify that:

1.           They are the CEO and Secretary, respectively, of Yasheng Eco-Trade Corporation, a Delaware corporation (the “Company”).

2.           This Use of Proceeds Certificate (this “Certificate”) is being delivered to Socius Capital Group, LLC doing business as Socius Special Situations Capital Group, LLC (“Investor”), by the Company, to fulfill the requirement under Section 2.3(d)(iii) of the Preferred Stock Purchase Agreement, dated as of December 30, 2009, between Investor and the Company (the “Purchase Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Purchase Agreement.

3.           On or prior to the date hereof, the Company has delivered to Investor a Tranche Notice for the purchase by Investor of Tranche Shares upon payment by the Company to Investor of the Tranche Purchase Price.

The undersigned do hereby certify that the Tranche Purchase Price will be used for the following purpose or purposes:

[                                                                                           ].

IN WITNESS WHEREOF, the undersigned have executed this Certificate this[__] day of _________, 2009.

By:
Name:
Title:

By:
Name:
Title:

Exhibit G

Tranche Notice

Dated: [________], 20[__]

Socius Special Situations Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:           Tranche Notice

Ladies & Gentlemen:

Pursuant to the December 30, 2009 Preferred Stock Purchase Agreement (“Agreement”) between Yasheng Eco-Trade Corporation, a Delaware corporation (“Company”), and Socius Special Situations Capital Group, LLC (“Investor”), Company hereby elects to exercise a Tranche.  Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Tranche Closing, Company will sell to Investor [___________] Preferred Shares at $10,000.00 per share for a Tranche Amount of $[___________].

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1.           The undersigned is a duly authorized officer of Company;

2.           The above Tranche Amount does not exceed the Maximum Tranche Amount; and

3.           All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

YASHENG ECO-TRADE CORPORATION

By:
Name: Yossi Attia
Title: CEO